                                                                    EXHIBIT 4.10

THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE SECURITIES ISSUABLE UPON EXERCISE THEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE. NEITHER SUCH WARRANTS NOR SUCH SECURITIES MAY BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT SUCH REGISTRATION, EXCEPT UPON DELIVERY TO THE COMPANY OF SUCH EVIDENCE AS MAY BE SATISFACTORY TO COUNSEL FOR THE COMPANY TO THE EFFECT THAT ANY SUCH TRANSFER SHALL NOT BE IN VIOLATION OF THE SECURITIES ACT OF 1933 OR APPLICABLE STATE SECURITIES LAWS OR ANY RULE OR REGULATION PROMULGATED THEREUNDER.


                        LAKARO BIOPHARMACEUTICALS, INC.
                        -------------------------------


                           Warrant for the Purchase
                           of Shares of Common Stock


          FOR VALUE RECEIVED, LAKARO BIOPHARMACEUTICALS, INC., a Delaware corporation (the "Company"), hereby certifies that PARAMOUNT CAPITAL, INC. (the "Holder"), its designee or its permitted assigns is entitled to purchase from the Company, at any time or from time to time commencing on January 25, 2000, and prior to 5:00 P.M., New York City time, on January 24, 2003 up to seventy seven thousand three hundred ninety three (77,393) fully paid and non-assessable shares of common stock (subject to adjustment), $.001 par value per share, of the Company for $2.91 per share (subject to adjustment as provided herein) and an aggregate purchase price of $225,213.63 (Hereinafter, (i) said common stock, $0.001 par value per share, of the Company, is referred to as the "Common Stock," (ii) the shares of the Common Stock purchasable hereunder or under any other Warrant (as hereinafter defined) are referred to as the "Warrant Shares,"
(iii) the aggregate purchase price payable for the Warrant Shares purchasable hereunder is referred to as the "Aggregate Warrant Price," (iv) the price payable for each of the Warrant Shares is referred to as the "Per Share Warrant Price," (v) this Warrant and all warrants hereafter issued in exchange or substitution for this Warrant are referred to as the "Warrants," (vi) the holder of this Warrant is referred to as the "Holder" and the holder of this Warrant and all other Warrants and Warrant Shares are referred to as the "Holders" and Holders of more than 50% of the outstanding Warrants and Warrant Shares are referred to as the "Majority of the Holders"), and (vii) the "Current Market Price" shall mean the last sale price of the Common Stock on the trading day prior to such date or, in case no such reported sales take place on such day, the average of the last reported bid and asked prices of the Common Stock on such day, in either case on the principal national securities exchange on which the Common Stock is admitted to trading or listed, or if not listed or admitted to trading on any such exchange, the representative closing sale price of the Common Stock as reported by the National Association of Securities Dealers, Inc. Automated Quotations System ("NASDAQ"), or other similar organization if NASDAQ is no longer reporting such information, or, if the Common Stock is not reported on NASDAQ, the average per share sale price for the Common
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Stock in the over-the-counter market as reported by the National Quotation
Bureau or similar organization, or if not so available, the fair market value of the Common Stock as determined in good faith by the Board of Directors. The Aggregate Warrant Price is not subject to adjustment.

          By acceptance of this Warrant, the Holder agrees to comply with all applicable provisions of the Subscription Agreement (the "Subscription Agreement") entered into between the Company and the investors ("Investors") in the Company's private placement offering of Series A Convertible Preferred Stock to the same extent as if it were a party thereto.

          1.   Exercise of Warrant.  (a) This Warrant may be exercised in
               --------------------
whole at any time, or in part from time to time, commencing on January 25, 2000, and prior to 5:00 P.M., Eastern Standard Time, on January 24, 2003 by the Holder

               (i) by presentation and surrender of this Warrant (with the subscription form at the end hereof duly executed) at the address set forth in
Section 9(a) hereof, together with payment, by certified or official bank check payable to the order of the Company, of the Aggregate Warrant Price or the proportionate part thereof if exercised in part.

               (ii) by the surrender of this Warrant (with the cashless exercise form at the end hereof duly executed) (a "Cashless Exercise") at the address set forth in Section 9(a) hereof. Such presentation and surrender shall be deemed a waiver of the Holder's obligation to pay the Aggregate Warrant Price, or the proportionate part thereof if this Warrant is exercised in part. In the event of a Cashless Exercise, the Holder shall exchange its Warrant for that number of Warrant Shares subject to such Cashless Exercise multiplied by a fraction, the numerator of which shall be the difference between (A) the then Current Market Price and (B) the Per Share Warrant Price, and the denominator of which shall be the then Current Market Price. For purposes of any computation under this
Section 1(a), the then Current Market Price shall be based on the trading day immediately prior to the Cashless Exercise.

          (b) If this Warrant is exercised in part only, the Company shall, upon presentation of this Warrant upon such exercise, execute and deliver (with the certificate for the Warrant Shares purchased) a new Warrant evidencing the rights of the Holder hereof to purchase the balance of the Warrant Shares purchasable hereunder upon the same terms and conditions as herein set forth. Upon proper exercise of this Warrant, the Company promptly shall deliver certificates for the Warrant Shares to the Holder duly legended as authorized by the subscription form annexed to this Warrant. No fractional shares shall be issued upon exercise of this Warrant. With respect to any fraction of a share called for upon exercise hereof, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the Current Market Price of one (1) share of Common Stock.

          2.   Reservation of Warrant Shares; Listing.  The Company agrees that,
               --------------------------------------
prior to the expiration of this Warrant, the Company shall at all times have authorized and in reserve, and shall keep available, solely for issuance and delivery upon the exercise of this Warrant, the shares of the Common Stock as from time to time shall be receivable upon the exercise of this Warrant, free and clear of all restrictions on sale or transfer, other than under

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Federal or state securities laws, and free and clear of all preemptive rights and rights of first refusal.

          3.   Adjustments.  (a)  If, at any time or from time to time after the
               -----------
date of this Warrant, the Company shall issue or distribute to any holder of shares of Common Stock evidence of its indebtedness, any other securities of the Company or any property or other assets (excluding a subdivision, combination or reclassification, or dividend or distribution payable in shares of Common Stock, referred to in Section 3(b), and also excluding cash dividends or cash distributions paid out of funds legally available therefor in the full amount thereof) (any such non-excluded event being herein called a "Special Dividend"), the Per Share Warrant Price shall be adjusted by multiplying the Per Share Warrant Price then in effect by a fraction, the numerator of which shall be the then Current Market Price in effect on the record date of such issuance or distribution less the fair market value (as determined in good faith by the Company's board of directors) of the evidence of indebtedness, cash, securities or property, or other assets issued or distributed in such Special Dividend applicable to one share of Common Stock and the denominator of which shall be the then Current Market Price in effect on the record date of such issuance or distribution. An adjustment made pursuant to this Subsection 3(a) shall become effective immediately after the record date of any such Special Dividend.

          (b) In case the Company shall hereafter (i) pay a dividend or make a distribution to any holder of its capital stock in shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares, (iii) combine its outstanding shares of Common Stock into a smaller number of shares or (iv) issue by reclassification of its Common Stock any shares of capital stock of the Company, the Per Share Warrant Price shall be adjusted to be equal to a fraction, the numerator of which shall be the number of shares of Common Stock issuable pursuant this Warrant and the denominator of which shall be the number of shares of Common Stock or other capital stock of the Company that the Holder would have owned immediately following such action had such Warrant been exercised immediately prior thereto. An adjustment made pursuant to this Subsection 3(b) shall become effective immediately after the record date in the case of a dividend or distribution, and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

          (c) No adjustment in the Per Share Warrant Price shall be required in the case of the issuance by the Company of Common Stock (i) pursuant to the exercise of any warrant; (ii) pursuant to the exercise of any stock options or warrants currently outstanding or securities issued after the date hereof, which may be approved by the Company's board of directors pursuant to any Company benefit plan or exercised, under any employee benefit plan of the Company to officers, directors, consultants or employees, but only with respect to such warrants or stock options as are exercisable at prices no lower than fair market value of the Common Stock as of the date of grant thereof.

          (d) In case of any capital reorganization or reclassification, or any consolidation or merger to which the Company is a party other than a merger or consolidation in which the Company is the continuing corporation, or in the case of any statutory exchange of

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securities with another corporation (including any exchange effected in connection with a merger of the Company into a third corporation), the Holder of this Warrant shall have the right thereafter to receive on the exercise of this Warrant the kind and amount of securities, cash or other property which the Holder would have owned or have been entitled to receive immediately after such reorganization, reclassification, consolidation, merger, statutory exchange, sale or conveyance had this Warrant been exercised immediately prior to the effective date of such reorganization, reclassification, consolidation, merger, statutory exchange, sale or conveyance and in any such case, if necessary, appropriate adjustment shall be made in the application of the provisions set forth in this Section 3 with respect to the rights and interests thereafter of the Holder of this Warrant to the end that the provisions set forth in this
Section 3 shall thereafter correspondingly be made applicable, as nearly as may reasonably be, in relation to any shares of stock or other securities or property thereafter deliverable on the exercise of this Warrant. The above provisions of this Section 3(d) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, statutory exchanges, sales or conveyances. The Company shall require the issuer of any shares of stock or other securities or property thereafter deliverable on the exercise of this Warrant to be responsible for all of the agreements and obligations of the Company hereunder. Notice of any such reorganization, reclassification, consolidation, merger, statutory exchange, sale or conveyance and of said provisions so proposed to be made, shall be mailed to the Holders of the Warrants not less than ten (10) days prior to such event. A sale of all or substantially all of the assets of the Company for a consideration consisting primarily of securities shall be deemed a consolidation or merger for the foregoing purposes.

          (e) No adjustment in the Per Share Warrant Price shall be required unless such adjustment would require an increase or decrease of at least $0.05 per share of Common Stock; provided, however, that any adjustments which by
                           --------  -------
reason of this Subsection 3(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 3 shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be. Anything in this Section 3 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Per Share Warrant Price, in addition to those required by this Section 3, as it in its discretion shall deem to be advisable in order that any stock dividend, subdivision of shares or distribution of rights to purchase stock or securities convertible or exchangeable for stock hereafter made by the Company to its stockholders shall not be taxable.

          (f) Whenever the Per Share Warrant Price is adjusted as provided in this Section 3 and upon any modification of the rights of a Holder of Warrants in accordance with this Section 3, the Company shall promptly prepare a brief statement of the facts requiring such adjustment or modification and the manner of computing the same and cause copies of such certificate to be mailed to the Holders of the Warrants.

          (g) If the board of directors of the Company shall declare any dividend or other distribution with respect to the Common Stock other than a cash distribution out of capital surplus, the Company shall mail notice thereof to the Holders of the Warrants not less than ten

(10) days prior to the record date fixed for determining stockholders entitled to participate in such dividend or other distribution.

          (h) If, as a result of an adjustment made pursuant to this Section 3, the Holder of any Warrant thereafter surrendered for exercise shall become entitled to receive shares of two or more classes of capital stock or shares of Common Stock and other capital stock of the Company, the board of directors (whose determination shall be conclusive and shall be described in a written notice to the Holder of any Warrant promptly after such adjustment) shall determine the allocation of the adjusted Per Share Warrant Price between or among shares or such classes of capital stock or shares of Common Stock and other capital stock.

          4.   Fully Paid Stock; Taxes.  The shares of the Common Stock
               -----------------------
represented by each and every certificate for Warrant Shares delivered upon the exercise of this Warrant shall at the time of such delivery, be duly authorized, validly issued and outstanding, fully paid and nonassessable, and not subject to preemptive rights or rights of first refusal. The Company shall pay all documentary, stamp or similar taxes and other similar governmental charges that may be imposed with respect to the issuance or delivery of any Common Shares upon exercise of the Warrants (other than income taxes); provided, however, that if the Common Shares are to be delivered in a name other than the name of the Holder, no such delivery shall be made unless the person requesting the same has paid to the Company the amount of transfer taxes or charges incident thereto, if any.

          5.   Registration Under Securities Act of 1933.  (a)  The Holder shall
               -----------------------------------------
have the right to participate in the registration rights granted to Investors with respect to the Warrant Shares, as adjusted, pursuant to Section 5 of the Subscription Agreement. By acceptance of this Warrant, the Holder agrees to comply with the provisions of Section 5 of the Subscription Agreement to the same extent as if it were a party thereto.

          (b) After the Common Stock is publicly traded and until all of the Warrant Shares have been sold under a registration statement declared effective by the Securities and Exchange Commission or pursuant to Rule 144, the Company shall use its reasonable best efforts to file with the Securities and Exchange Commission all current reports and the information as may be necessary to enable the Holder to effect sales of its shares in reliance upon Rule 144 promulgated under the Securities Act of 1933, as amended (the "Act").

          6.   Investment Intent; Limited Transferability.  (a) The Holder
               -------------------------------------------
represents, by accepting this Warrant, that it understands that this Warrant and any securities obtainable upon exercise of this Warrant have not been registered for sale under Federal or state securities laws and are being offered and sold to the Holder pursuant to one or more exemptions from the registration requirements of such securities laws. In the absence of an effective registration of such securities or an exemption therefrom, any certificates for such securities shall bear the legend set forth on the first page hereof. The Holder understands that it must bear the economic risk of its investment in this Warrant and any securities obtainable upon exercise of this Warrant for an indefinite period of time, as this Warrant and such securities have not been registered under Federal or state securities laws and therefore cannot be sold unless subsequently registered under such laws, unless an exemption from such registration is available.

          (b) The Holder, by its acceptance of this Warrant, represents to the Company that it and any designee or permitted assign is an "accredited investor" as defined in Rule 501 under the Securities Act of 1933, as amended, and is acquiring this Warrant and will acquire any securities obtainable upon exercise of this Warrant for its own account for investment and not with a view to, or for sale in connection with, any distribution thereof in violation of the Act. The Holder, its designees and permitted assigns agree that this Warrant and any such securities will not be sold or otherwise transferred unless (i) a registration statement with respect to such transfer is effective under the Act and any applicable state securities laws or (ii) such sale or transfer is made pursuant to one or more exemptions from the Act and is accompanied by an opinion of counsel acceptable to the Company to such effect.

          7.   Loss, etc., of Warrant.  Upon receipt of evidence satisfactory to
               ----------------------
the Company of the loss, theft, destruction or mutilation of this Warrant, and of indemnity reasonably satisfactory to the Company, if lost, stolen or destroyed, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver to the Holder a new Warrant of like date, tenor and denomination.

          8.   Warrant Holder Not Stockholder.  This Warrant does not confer
               ------------------------------
upon the Holder any right to vote on or consent to or receive notice as a stockholder of the Company, as such, in respect of any matters whatsoever, nor any other rights or liabilities as a stockholder, prior to the exercise hereof; this Warrant does, however, require certain notices to Holders as set forth herein.

          9.   Communication.  No notice or other communication under this
               -------------
Warrant shall be effective unless, but any notice or other communication shall be effective and shall be deemed to have been given if, the same is in writing and is mailed by first-class mail, postage prepaid, addressed to:

          (a) the Company at Lakaro Biopharmaceuticals, Inc., 216 Jaffa Rd., Sha'arei Ha'ir, Jerusalem, Israel 94383, Attn: General Counsel; or other such address as the Company has designated in writing to the Holder.

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

          (b) the Holder at 787 Seventh Avenue, New York, NY 10019 United States of America, Attn: Chief Financial Officer, or other such address as the Holder has designated in writing to the Company.

          10.  Headings.  The headings of this Warrant have been inserted as a
               --------
matter of convenience and shall not affect the construction hereof.

          11.  Applicable Law.  This Warrant shall be governed by and construed
               --------------
in accordance with the laws of the State of Delaware without giving effect to the principles of conflicts of law thereof.

          12.  Amendment, Waiver, etc.  Except as expressly provided herein,
               ----------------------
neither this Warrant nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought; provided, however, that any provisions hereof may be amended, waived, discharged or terminated upon the written consent of the Company and the Majority of the Holders.

          IN WITNESS WHEREOF, the Company has caused this Warrant to be executed this 25th day of January, 2000.

                              LAKARO BIOPHARMACEUTICALS, INC.



                              By: /s/ Morris Laster
                                 ____________________________
                                     Name:  Morris Laster
                                     Title: CEO

ATTEST:

/s/ Bob Trachtenberg
__________________________
Secretary

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

                                 SUBSCRIPTION
                                 ------------

          The undersigned, ___________________, pursuant to the provisions of the foregoing Warrant, hereby elects to exercise the within Warrant to the extent of purchasing ____________________ shares of Common Stock thereunder and hereby makes payment of $___________ by certified or official bank check in payment of the exercise price therefor.

          The undersigned hereby represents and warrants to the Company that the undersigned is acquiring the shares of the Company's Common Stock pursuant to exercise of the within Warrant for investment purposes only. The undersigned hereby further acknowledges that the undersigned understands that such shares
(a) have not been registered under the Securities Act of 1933, as amended, and are being issued to the undersigned by the Company in reliance upon the foregoing representation and warranty and (b) may not be resold except in accordance with the requirements of the Act, including Rule 144 thereunder, if applicable. The undersigned further consents to the placing of a legend on the certificates for the shares being purchased to the foregoing effect.

Dated:_______________         Signature:____________________

                              Address:______________________


                                  ASSIGNMENT
                                  ----------

          FOR VALUE RECEIVED _______________ hereby sells, assigns and transfers unto ____________________ the foregoing Warrant and all rights evidenced thereby, and does irrevocably constitute and appoint _____________________, attorney, to transfer said Warrant on the books of Lakaro Biopharmaceuticals, Inc.

Dated:_______________         Signature:____________________

                              Address:______________________



                               CASHLESS EXERCISE
                               -----------------

          The undersigned ___________________, pursuant to the provisions of the foregoing Warrant, hereby elects to exchange its Warrant for ___________________ shares of Common Stock, par value $.001 per share, of Lakaro Biopharmaceuticals, Inc. pursuant to the Cashless Exercise provisions of the Warrant.

Dated:_______________         Signature:____________________

                              Address:______________________

                              PARTIAL ASSIGNMENT
                              ------------------

          FOR VALUE RECEIVED _______________ hereby assigns and transfers unto ____________________ the right to purchase _______ shares of the Common Stock, par value $.001 per share, of Lakaro Biopharmaceuticals, Inc. covered by the foregoing Warrant, and a proportionate part of said Warrant and the rights evidenced thereby, and does irrevocably constitute and appoint ____________________, attorney, to transfer that part of said Warrant on the books of, Inc.

Dated:_______________         Signature:____________________

                              Address:______________________

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